                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]



CONTACT:  Richard A. Schweinhart
          Senior Vice President and Chief Financial Officer
          (502) 596-7379

          Richard A. Lechleiter
          Vice President, Finance,
          Corporate Controller and Treasurer
          (502) 596-7734



                     VENCOR EXPECTS FOURTH QUARTER CHARGE


     Louisville, KY (December 3, 1999)---Vencor, Inc. (the "Company") (OTC/BB:
VCRI) today announced that fourth quarter operating results are expected to be impacted negatively by a charge related to reserves for uncollectible accounts receivable. Management's ongoing review of accounts receivable for each of its three business lines is not expected to be completed until the Company's release of its fiscal 1999 results in March 2000.

     The Company and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the United States Bankruptcy Court in Delaware on September 13, 1999.

     Vencor, Inc. is a long-term healthcare provider operating nursing centers, hospitals, and ancillary contract services in 46 states.

     Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete the Company's plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's Chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.